UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       -----------------------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                       -----------------------------------


                                December 22, 2000
                Date or Report (Date of earliest event reported):


                               HITCOM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



         001-13999                              87-0389677
(Commission File Number)                   (IRS Employer Identification No.)




2700 Dufferein St, Unit 68,                                  M6B 3J3
(Address of Principal Executive Offices)                   (Zip Code)

                                 416-784-4323
              (Registrant's Telephone Number, Including Area Code)

         85 Scarsdale Road, Suite 202, Toronto, Ontario, Canada M3B 2R2
          (Former Name or Former Address, if Changed Since Last Report)




ITEM 5  Other Events

Hitcom's primary operating subsidiary Channel Telecom Inc. ("Channel") seized operations in November 2000. Channel sustained significant losses and was no longer able to meet its obligations. Channel's banker canceled the Company's operating credit facility. Therefore, Channel's operations are reflected as discontinued operations in the accompanying condensed consolidated financial statements. Channel's liabilities significantly exceeded its assets and are not reflected in the accompanying condensed consolidated financial statements.

Hitcom has sustained significant losses from operations since its inception. Hitcom can no longer meet its obligations in the ordinary course of business and is dependent upon its ability to raise additional financing through public or private equity financings, enter into collaborative or other arrangements with corporate sources, or secure other sources of financing to fund its obligations.

Management intends to raise working capital through additional equity and/or debt financings in the upcoming year. However, there can be no assurance that such financings can be successfully completed on terms acceptable to the Company or at all. All efforts at raising additional equity and/or debt financings have so far been unsuccessful.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Hitcom Corporation
                                           (Registerant)


Date:    December 22, 2000           BY:     /s/ Rajan Arora
                                            --------------------------
                                            (Signature)

                                            Rajan Arora
                                            Chief Executive Officer